Exhibit 99.5

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

BROADWING CORPORATION

1122 Capital of Texas Highway South

Austin, Texas 78746

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF BROADWING CORPORATION

The undersigned appoints Stephen Courter, Scott Widham, Lynn D. Anderson and Kim D. Larsen, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Broadwing Corporation (“Broadwing”) held of record by the undersigned on November 20, 2006, at the Special Meeting of Stockholders to be held on January 3, 2007, or any postponement or adjournment thereof. The undersigned acknowledges receipt of notice of the meeting and the proxy statement.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. THE BOARD OF DIRECTORS OF BROADWING UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH PROPOSAL SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. THE BOARD OF DIRECTORS OF BROADWING UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve and adopt the merger agreement, dated as of October 16, 2006, as amended, among Level 3 Communications, Inc., Level 3 Services, LLC, Level 3 Colorado, Inc. and Broadwing, and to approve the merger pursuant to the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the amendment and restatement of Broadwing’s Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.